CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of 4309, Inc. for the quarter ending September 30, 2008, I, Paul Poetter, Chief Executive Officer and Chief Financial Officer of 4309, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending September 30, 2008, fairly represents in all material respects, the financial condition and results of operations of 4309, Inc.

Date: November 11, 2008

4309,  Inc.

By: /s/ Paul Poetter
      Paul Poetter
      President/Director/ Chief Executive Officer and Chief Financial Officer